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                                                                   Exhibit 10(e)

                           WENDY'S INTERNATIONAL, INC.

                        EXECUTIVE ANNUAL PERFORMANCE PLAN


         1. PURPOSE. The purpose of the Executive Annual Performance Plan (the "Plan") is to enhance the ability of Wendy's International, Inc. (the "Company") and its subsidiaries to attract, motivate, reward, and retain key employees, to strengthen their commitment to the success of the Company and to align their interests with those of the Company's shareholders by providing additional compensation to designated key employees of the Company based on the achievement of performance objectives. To this end, the Plan provides a means of rewarding participants based on the performance of the Company and/or its Operating Units.

         2. ADMINISTRATION. The Plan shall be administered by the Committee and the Company's CEO as provided herein. The Committee shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to determine the Performance Objectives of the Company and/or Operating Units, to decide the facts in any case arising under the Plan and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate. The Committee's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company, its stockholders and the Participants and their beneficiaries. The CEO shall have the full authority to determine the Participants in the Plan, the Award opportunities for such Participants, and whether such Award opportunities shall be based on the Performance Objectives of the Company or based on a combination of Performance Objectives of the Company and one or more Operating Units.

         3. ELIGIBLE EMPLOYEES. Generally, all Employees are eligible to participate in the Plan for any fiscal year. However, participation shall be limited to those Employees selected by the CEO to participate in the Plan for each fiscal year in accordance with Section 4.

         4. DETERMINATION OF AWARDS. For each fiscal year, the Committee shall establish the Performance Objectives of the Company and/or Operating Units. The CEO shall determine (i) the Employees who shall be Participants during each fiscal year, (ii) whether Awards for each Participant shall be based solely upon the achievement of Performance Objectives of the Company or on a combination of the achievement of Performance Objectives for the Company and for one or more Operating Units, and (iii) the Award opportunities for each Participant, including the extent to which Awards will be payable for actual performance between each level of the Performance Objectives. The CEO shall provide to the Committee a schedule that indicates the Participants selected, their Award opportunities, and whether such Awards will be based on the Performance Objectives of the Company or a combination of the Company and one or more Operating Units. The Company shall notify each Participant of the applicable Performance Objectives for such Participant and his or her corresponding Award opportunities for each fiscal year.


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         5. PAYMENT OF AWARDS. As soon as practicable after the determination of the Company's and, if applicable, the Operating Units' financial performance for a fiscal year, each Award to the extent earned shall be paid in a single lump sum cash payment, less applicable withholding taxes. Notwithstanding the foregoing, a Participant may elect to defer all or a portion of any Award otherwise payable in accordance with this Section, if permitted pursuant to a deferred compensation plan adopted by, or an agreement entered into with, the Company or any of its subsidiaries.

         6. DISCRETIONARY BONUSES. In addition to any Awards payable under
Section 4, the CEO, after consultation with the Committee, shall have the authority to make additional cash incentive awards to any Employees selected by the CEO in amounts determined by the CEO.

         7. TERMINATION OF EMPLOYMENT. No Award for a fiscal year shall be payable to any Participant unless he or she is employed by the Company or one of its subsidiaries on the payment date for Awards payable in respect of the fiscal year, unless the Participant's employment was terminated because of his or her
(i) death, (ii) disability or (iii) retirement after attaining age 55 and the completion of 10 years of continuous service with the Company, in which event the Participant will be entitled to a pro-rata portion (which shall be 100% if such termination occurs after the end of the fiscal year and prior to the payment date) of the Award otherwise payable in respect of that fiscal year, subject to the Committee's discretion as set forth in Section 2 hereof.

         8. CHANGE IN CONTROL. Notwithstanding any provision in the Plan to the contrary, upon the occurrence of a Change in Control of the Company, the following provisions shall apply:

            (i) The minimum Award payable to each Participant in respect of the fiscal year in which the Change in Control occurs shall be the greatest of:

                  (A) the Award or other annual bonus paid or payable to the Participant in respect of the fiscal year prior to the year in which the Change in Control occurs;

                  (B) the Award amount that would be payable to the Participant assuming that the Company achieved the target level of the Performance Objectives for such fiscal year; and

                  (C) the Award amount that would be payable to the Participant based on the Company's actual performance and achievement of applicable Performance Objectives for such fiscal year through the date of the Change in Control.



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            (ii) Notwithstanding anything to the contrary contained herein, in the event that following the date of a Change in Control and prior to the payment date for Awards payable in respect of the fiscal year in which the Change in Control occurs a Participant's employment is terminated by the Company and its subsidiaries without Cause or by the Participant for Good Reason, such Participant shall be entitled to receive the Award otherwise payable pursuant to the terms of the Plan in respect of that fiscal year as if he or she had remained in the employ of the Company through the payment date for Awards payable in respect of such fiscal year.

            (iii) If a Participant's employment is terminated by the Company and its subsidiaries without Cause prior to the date of a Change in Control but the Participant reasonably demonstrates that the termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Agreement provided a Change in Control shall actually have occurred.

         9. ADJUSTMENTS. The Committee may, at the time Performance Objectives are determined for a fiscal year, or at any time prior to the final determination of Awards in respect of such fiscal year, provide for the manner in which performance will be measured against the Performance Objectives or may adjust the Performance Objectives to reflect the impact of specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes and other extraordinary or nonrecurring events.

         10. DESIGNATION OF BENEFICIARY. In the event of a Participant's death prior to full payment of any Award hereunder, unless such Participant shall have designated a beneficiary or beneficiaries in accordance with this Section 10, payment of any Award due under the Plan shall be made to the beneficiary or beneficiaries designated by the Participant under the Company's basic life insurance program, or if no beneficiary has been designated under the basic life insurance program, the Participant's designated beneficiary dies prior to receiving any payment of an Award or if such designation shall for any reason be illegal or ineffective, Awards payable under the Plan shall be paid to the Participant's estate. A beneficiary designation under this Plan, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Company, signed by the Participant and received by the Benefits Department of the Company. If a beneficiary has been designated under this Plan and such beneficiary dies prior to receiving any payment of an Award or if such designation shall for any reason be illegal or ineffective, Awards payable under the Plan shall be paid to the Participant's estate.

         11. AMENDMENT OR TERMINATION. The Board may amend or terminate the Plan at any time in its discretion; PROVIDED, HOWEVER, that no amendment or termination of the Plan may affect any Award made under the Plan prior to that time; and PROVIDED FURTHER, HOWEVER, that the Plan may not be amended or terminated through and including the fiscal year in which a Change in Control occurs (i) at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, in either case provided a Change in Control shall actually have occurred.




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         12.      MISCELLANEOUS PROVISIONS

                  (a) Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any Employee or any Participant any right to be retained in the employ of the Company or any of its subsidiaries.

                  (b) A Participant's rights and interests under the Plan may not be assigned or transferred, except as provided in Section 10, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay Awards with respect to the Participant.

                  (c) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

                  (d) The Company shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld.

                  (e) Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management, exercised by the officers and the Board or committees thereof, to change the duties or the character of employment of any employee of the Company or any of its subsidiaries or to remove the individual from the employment of the Company or any of its subsidiaries at any time, all of which rights and powers are expressly reserved.

         13.      DEFINITIONS.

                  (a) "AWARD" shall mean the cash incentive award earned by a Participant under the Plan for any fiscal year.

                  (b) "BASE SALARY" shall mean the Participant's annual base salary actually paid by the Company and/or any of its subsidiaries and received by the Participant during the applicable fiscal year. Annual base salary does not include (i) Awards under the Plan, (ii) long-term incentive awards, (iii) signing bonuses or any similar bonuses, (iv) imputed income from such programs as executive life insurance, or (v) nonrecurring earnings such as moving expenses, and is based on salary earnings before reductions for such items as contributions under Sections 125 or 401(k) of the Code or pursuant to any nonqualified deferred compensation plan or agreement.

                  (c) "BOARD" shall mean the Board of Directors of the Company.

                  (d) "CAUSE" shall mean the termination of a Participant's employment by reason of the Board's good faith determination that the Participant (a) willfully and continually failed to substantially perform his or her duties with the Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed his



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or her duties and such failure substantially to perform continues for at least fourteen (14) days, or (b) has willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (c) has otherwise materially breached the terms of his or her employment agreement with the Company, if applicable (each, an "Employment Agreement") (including, without limitation, a voluntary termination of the Participant's employment by the Participant during the term of such Employment Agreement). No act, nor failure to act, on the Participant's part, shall be considered "willful" unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Company. Notwithstanding the foregoing, the Participant's employment shall not be deemed to have been terminated for Cause unless and until (1) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of conduct set forth above in clause (a), (b) or (c) of the first sentence of this definition and specifying the particulars thereof in detail, and (2) the Participant shall have been provided an opportunity to be heard by the Board (with the assistance of Participant's counsel).

                  (e) "CEO" shall mean the Chief Executive Officer of the Company.

                  (f) "CHANGE IN CONTROL" shall mean the occurrence during the term of the Plan of:

                       (i) An acquisition (other than directly from the Company) of any common stock or other voting securities of the Company entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding Voting Securities; PROVIDED, HOWEVER, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") (B) the Company or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                       (ii) The individuals who, as of the date the Board adopted the Plan, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board; PROVIDED, HOWEVER, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; PROVIDED FURTHER, HOWEVER, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or





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consents by or on behalf of a Person other than the Board (a "Proxy Contest")
including by reason of any agreement intended to avoid or settle any Proxy Contest; or

                       (iii)  The consummation of:

                              (A)   A merger, consolidation or reorganization
with or into the Company or a Subsidiary, or in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger if:

                                    (1)   the stockholders of the Company
immediately before such Merger own directly or indirectly immediately following such Merger at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such Merger (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such Merger,

                                    (2)   the individuals who were members of
the Incumbent Board immediately prior to the execution of the agreement providing for such Merger constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                                    (3)   no Person other than (i) the Company,
(ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that immediately prior to such Merger was maintained by the Company or any Subsidiary, or (iv) any Person who, immediately prior to such Merger had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities or common stock of the Company, has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                              (B)   A complete liquidation or dissolution of the
Company; or

                              (C)   The sale or other disposition of all or
substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of common stock or Voting Securities by the Company which, by reducing the number of shares of common stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of common stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional common stock or Voting Securities which increase the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.




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                  (g)   "CODE" shall mean the Internal Revenue Code of 1986, as
amended.

                  (h) "COMMITTEE" shall mean the Compensation Committee of the Board or such other committee appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

                  (i) "EMPLOYEE" shall mean any employee of the Company or any of its subsidiaries.

                  (j) "GOOD REASON" shall mean the occurrence after a Change in Control of any of the following events or conditions without the Participant's express written consent:

                        (i) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which, in the Participant's reasonable judgment, does not represent a promotion from his or her status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect him or her to any of such positions, except in connection with the termination of his or her employment for disability, for Cause, as a result of his or her death or by the Participant other than for Good Reason;

                        (ii) a reduction by the Company in the Participant's Base Salary as in effect immediately prior to the Change in Control or as the same may be increased from time to time, or a failure to increase Participant's Base Salary as of his or her established annual salary review date in any calendar year by a percentage at least as great as the annual increase in the Consumer Price Index for All Urban Consumers and for All Items most recently published by the United States Bureau of Labor Statistics prior to such salary review date;

                        (iii) the Company's requiring the Participant to be based at any place outside a 30-mile radius from the Participant's business office location immediately prior to the Change in Control, except for reasonably required travel on Company business which is not materially greater than such travel requirements prior to the Change in Control;

                        (iv) the failure by the Company to continue to provide the Participant with compensation and benefits substantially similar (in terms of benefit levels and/or reward opportunities) to those provided for under the Participant's Employment Agreement, if applicable, and those provided to him or her under any of the employee benefit plans in which the Participant becomes a participant, or the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by him or her at the time of the Change in Control;

                        (v) any material breach by the Company of any provision of the Participant's Employment Agreement with the Company, if applicable; and

                        (vi) the failure of the Company to notify the Participant within the 30-day period following any transfer of business and assets to any other person by merger,





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consolidation, sale of assets or otherwise, that the Company has obtained a satisfactory agreement from a successor or assign of the Company to assume and agree to perform the Participant's Employment Agreement.

                  (k) "OPERATING UNIT", for any fiscal year, shall mean a division, Company subsidiary, group, product line or product line grouping for which an income statement reflecting sales and operating income is produced.

                  (l) "PARTICIPANT", for any fiscal year, shall mean an Employee selected by the Committee to participate in the Plan for such fiscal year.

                  (m) "PERFORMANCE OBJECTIVES", for any fiscal year, shall mean one or more financial performance objectives of the Company and/or Operating Unit(s) established by the Committee in accordance with Section 4, which may include threshold Performance Objectives, target Performance Objectives and maximum Award Performance Objectives. Performance Objectives may be expressed in terms of earnings per share, earnings (which may be expressed as earnings before specified items), return on assets, return on invested capital, revenue, operating income, cash flow, total shareholder return or any combination thereof. Performance Objectives may be expressed as a combination of Company and/or Operating Unit(s) Performance Objectives and may be absolute or relative (to prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.


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